Exhibit 99.1

Workhorse Group Promotes President and Chief Operating Officer Duane Hughes to Chief Executive Officer

Transition in Management Driven by Company’s Successful Evolution from Research and Development Stage into Full Scale Production Capabilities

CINCINNATI, OH -- February 5, 2019 -- The Board of Directors of Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse”), an American technology company focused on providing sustainable and cost-effective electric-mobility solutions to the transportation sector, has promoted President and Chief Operating Officer Duane Hughes to Chief Executive Officer, replacing Co-Founder Steve Burns, effective immediately. Hughes has served as Workhorse’s President and Chief Operating Officer since he joined the company in January 2015.

Burns will serve indefinitely in a consulting capacity with Workhorse, focused on the development and future monetization opportunities of SureFlyTM, the company’s electric vertical takeoff and landing (VTOL) aircraft business.

“I am incredibly grateful to have had the opportunity to serve as CEO of Workhorse from its earliest days to now in this pivotal transition period,” said Burns. “As Workhorse has grown from an engineering startup to a full-scale production company, it has been a truly rewarding experience to have helped make significant strides in the overall electric mobility revolution. Implementing our planned succession process makes the most sense for me as well as our company at this time.

“Looking ahead, I am happily passing the baton to Duane as the new CEO and am immensely confident in his ability to guide this organization into the years ahead. I also look forward to continuing my work at the company and devoting even more time to our SureFly eVTOL business, an emerging space that has the potential to change transportation as we know it.”

Hughes brings more than two decades of management experience as well as strong business relationships in the automotive, advertising, and technology segments. Before joining Workhorse, he served as Chief Operating Officer for Cumulus Interactive Technologies Group. As COO, he was responsible for managing the company’s day-to-day sales and operations. Prior to that, Hughes spent nearly fifteen years in senior management positions with Gannett Co., which included duties as Vice President of Sales and Operations for Gannett Media Technologies International.

“On behalf of the entire Workhorse organization, I’d like to thank Steve for his many years of service and dedication to this company,” said Hughes. “Steve is both a creator and innovator, two ideals upon which Workhorse was built. We’re fortunate to have him staying on to ensure a seamless transition as well as help lead the efforts of our SureFly team as they look to become the first eVTOL to receive type certification from the FAA.

“On a personal level, I’m both excited and ready to take on this added responsibility and look forward to leading Workhorse into its next phase of growth from the development stage to a true production-based company. Going forward, the main focus of our core operations is on the production and delivery of the electric vehicles we currently have in our backlog. We have a significant amount of orders to work through in the months ahead and are now poised to deliver these EVs as efficiently as we can while still maintaining the signature Workhorse standard of quality. Additionally, another major component of our strategic direction will be to expand our partnership efforts with respect to electric utilities. As the industry continues to move toward large scale fleet electrification, we feel these partnerships provide the most significant near-term opportunity to grow our business.”

About Workhorse Group Inc.

Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. We also develop cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information, visit www.workhorse.com.

Workhorse Safe Harbor Statement

This release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton

Liolios

949-574-3860

WKHS@liolios.com